UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2020

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13445	75-2678809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (972) 770-5600

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Capital Senior Living Corporation (the “Company”) previously announced that its 2020 annual meeting of stockholders (the “Annual Meeting”) had been scheduled for June 25, 2020 and that the record date for the Annual Meeting (the “Record Date”) had been set as the close of business on May 4, 2020. Due to public health concerns, travel restrictions and other circumstances relating to the novel Coronavirus (COVID-19) pandemic and a desire to continue to encourage and facilitate stockholder engagement, the Company’s Board of Directors has determined to postpone the Annual Meeting until later in 2020. The Company continues to monitor such circumstances and will announce the rescheduled Annual Meeting date and Record Date once such dates are determined by filing a Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Executive Vice President and
Chief Financial Officer